SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2018

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a) The Company held its annual meeting of shareholders on May 15, 2018.

(b) The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i) Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	50,582,633	921,729	2,948,337
Andrew B. Cogan	40,434,004	11,070,358	2,948,337
Jay D. Gould	50,599,860	904,502	2,948,337
Daniel T. Hendrix	50,515,428	988,934	2,948,337
Christopher G. Kennedy	48,764,629	2,739,733	2,948,337
K. David Kohler	50,374,199	1,130,163	2,948,337
Erin A. Matts	50,803,832	700,530	2,948,337
James B. Miller, Jr.	40,233,141	11,271,221	2,948,337
Sheryl D. Palmer	50,660,268	844,094	2,948,337

(ii) Approval of executive compensation:

For:	49,446,767
Against:	1,237,742
Abstain:	799,853
Non-Votes:	2,948,337

(iii) Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2018:

For:	52,241,692
Against:	1,947,523
Abstain:	263,484
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 16, 2018